UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BBX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 17, 2020, BBX Capital Corporation (the “Company”) issued a press release announcing its intention to spin off its subsidiary, BBX Capital Florida LLC (“New BBX Capital”), in order to separate the business, activities and investments of the Company into two separate, publicly-traded companies: (i) the Company, which will continue to hold its investment in Bluegreen Vacations Corporation (“Bluegreen Vacations”), a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations, and (ii) New BBX Capital, which will continue to hold or will hold at the time of the spin-off all of the Company’s other businesses and investments, including BBX Capital Real Estate LLC, BBX Sweet Holdings, LLC and Renin Holdings, LLC. As a result of the spin-off, the Company will cease to have any ownership interest in New BBX Capital and will become a “pure-play” Bluegreen Vacations holding company.

Completion of the spin-off is subject to a number of conditions, including, without limitation, (i) approval of the spin-off in the contemplated manner by the Company’s shareholders, (ii) final approval of the Company’s Board of Directors, and (iii) the effectiveness of a Registration Statement on Form 10 to be filed by New BBX Capital with the SEC and the mailing of the information statement which will form a part thereof. The Company intends to hold a special meeting of its shareholders for the purpose of approving the spin-off and the Company’s contemplated name change in connection therewith, as described in the attached press release. Notwithstanding any approval of the spin-off by the Company’s shareholders or the satisfaction of any of the other closing conditions, the Company may, in the sole discretion of its Board of Directors, abandon the spin-off at any time prior to its consummation.

The Company’s press release issued on June 17, 2020 announcing its intention to spin off New BBX Capital is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It; Participant Information: The proposed spin-off will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to the Company’s shareholders when available. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF.

The Company and its directors and executive officers may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed spin-off. Information regarding the Company’s directors and executive officers, including their names and interests in the Company, is set forth in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on April 29, 2020. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed spin-off, including their names and interests in the Company, will be contained in the proxy statement to be filed by the Company with the SEC and mailed to the Company’s shareholders when available.

Copies of all documents filed by the Company with the SEC are available, free of charge, on the SEC’s website at www.sec.gov and in the Investor Relations section of the Company’s website at www.bbxcapital.com. In addition, the Company’s shareholders may obtain copies of the documents filed by the Company with the SEC at no charge by contacting the Company’s Investor Relations Department by mail at BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, or by phone at 954-940-5300.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press release dated June 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2020

BBX Capital Corporation

By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President and Chief Financial Officer

4